UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2014.

MONARCHY VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Calle urique número 5,

Colonia Fuentes de Bellavista, c.p. 33880

Hidalgo del Parral, Chihuahua, Mexico

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

 Item 1.01 Entry into a Material Definitive Agreement

Acquisition

On October 12, 2014, at a special meeting of the board of directors of the Company, the Company resolved to enter into, execute, and close a share exchange agreement to acquire 100% of the outstanding shares of The Spud Shack Fry Company Ltd., an operating British Columbia based restaurant company (“Spud Shack”).  Under the terms of the Agreement, the Company will acquire 100% of Spud Shack in exchange for the issuance of 30,000,000 restricted common shares of the Company at a deemed price of $0.03 per share for a total acquisition cost of $900,000.    The transaction closed on October 20, 2014.

The foregoing descriptions of the terms of the Acquisition are qualified in their entirety by reference to the provisions of the Share Exchange Agreement filed as Exhibit 9.1 to this Report, which is incorporated by reference herein.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Report, the Company entered into the Acquisition on October 20, 2014. We are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates only to Spud Shack prior to the acquisition, unless otherwise specifically indicated.

Information in response to this Item 1.01 below generally follows the format of Form 10.

BUSINESS

Business Overview

As a result of the Acquisition, our objective is to expand our operations to include operations as a counter-service type restaurant operation.

Our Corporate History and Background

The Company, Monarchy Ventures, Inc. (formerly known as Monarchy Resources Inc.), was incorporated under the laws of the State of Nevada on June 16, 2010 with authorized capital stock of 300,000,000 shares at $0.001 par value.  The Company was organized for the purpose of acquiring and developing mineral properties.

On June 21, 2010, the Company acquired the La Carlota Gold Claim located in the Republic of Philippines from Rodelio Mining Ltd., an unrelated company, for the consideration of $5,000. The La Carlota Gold Claim is located 30 kilometres northwest of the city of La Carlota in the Philippines. Under Philippine’s law, the claim remains in good standing as long as the Company has an interest in it.

On May 14, 2013, the Company entered into a Share Purchase Agreement (the “SPA”) with the owners of New World Metals S.A.P.I. de C.V. (“New World”) Under the terms of the SPA, the Company issued 10,000,000 shares of the Company’s common stock to the owners of New World in exchange for 28% of the issued and outstanding shares of New World. New World is a mining operator in the Chihuahua region of Mexico which owns three working mines; Morelos, La Luna, and Peneto.

On July 4, 2013, the Company entered into a Share Exchange Agreement for an additional 17% interest in New World to increase its ownership to 45%, by issuing 5,000,000 shares and agreeing to pay $750,000 by way of promissory notes to three separate owners of New World.  On January 15, 2014, the Company issued a total of 66,667 restricted shares in satisfaction of the promissory note.

On October 12, 2014, at a special meeting of the board of directors of the Company, the Company resolved to enter into, execute, and close a share exchange agreement to acquire 100% of the outstanding shares of The Spud Shack Fry Company Ltd., an operating British Columbia based restaurant company (“Spud Shack”).  Under the terms of the Agreement, the Company will acquire 100% of Spud Shack in exchange for the issuance of 30,000,000 restricted common shares of the Company at a deemed price of $0.03 per share for a total acquisition cost of $900,000.    The transaction closed on October 20, 2014.

On November 18, 2014, the Company completed a merger with Monarchy Ventures Inc., a wholly owned subsidiary incorporated in the State of Nevada. This corporate action was approved by the Company’s Board of Directors as authorized by Nevada corporate law. The company applied to FINRA for approval of the merger together with a corporate name change to “Monarchy Ventures Inc.” and a 1 for 3 reverse stock split. The merger, corporate name change and reverse stock split were approved by FINRA on November 20, 2014, and became effective on November 24, 2014.  All share amounts stated herein have been restated to reflect the effect of the 1 for 3 reverse stock split.

Spud Shack Plan of Operations

The Spud Shack Fry Company Ltd. (“Spud Shack”) was incorporated on January 19, 2011 under the laws of the Province of British Columbia, Canada. Spud Shack operates a small, counter-service restaurant located in New Westminster, BC that specializes in fries, poutine, burgers, sandwiches and craft beer (www.spudshack.ca). All amounts shown below relating to Spud Shack are in Canadian dollars.

Spud Shack is a going concern, however it has not yet proven to be profitable.  Spud Shack believes that the model will become profitable if it is able to finance its expansion and open additional locations, thereby providing greater brand awareness.

The financial statements of Spud Shack are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

At June 30, 2014, Spud Shack has a working capital deficit of $31,559, stockholders’ deficit of $309,171 and operating losses for past two years. These circumstances raise substantial doubt about Spud Shack’s ability to continue as a going concern.

While Spud Shack is attempting to generate sufficient revenues, Spud Shack’s cash position may not be enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for Spud Shack to continue as a going concern. While Spud Shack believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of Spud Shack to continue as a going concern is dependent upon Spud Shack’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if Spud Shack is unable to continue as a going concern.

With its current assets, and without further financing, our auditor has expressed substantial doubt as to our ability to continue as a Going Concern. However, Spud Shack plans to raise the capital necessary to fund our business through private placement and a possible public offering of our common stock.

Because Spud Shack has incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carry-forwards, given the uncertainty of Spud Shack being able to utilize such loss carry-forwards in future years. Spud Shack anticipates incurring additional losses during the coming year.

Market

We believe that Spud Shack offers a unique offering in the counter-service restaurant market and that there is a market demand for the food we offer.  We specialize in fries, poutine, burgers, sandwiches and craft beer.  This is unique to our business and we believe there is a demand for such products.

Competition

The counter-service restaurant market is very competitive.  However, there are no other counter-service restaurants in our area that specialize in fries, poutine, burgers, sandwiches and craft beer.  There are various counter-service restaurants that specialize in one or more of these offerings, but not all of these offerings.  In this way, we believe our restaurant to be unique.

Compliance with Government Regulation

We are a licensed facility and serve alcohol in accordance with government regulations.  Restaurant operations are subject to various laws governing serving, food handling, production, taxes, labor standards, occupational health, waste disposal, food safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of restaurants and serving alcohol, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

Employees

As of June 30, 2014, we had approximately 10 full and part-time employees including a manager, kitchen staff and cashiers/servers. We used the services of various contract personnel from time to time. We expect to be able to attract and retain such additional employees as are necessary, commensurate with the anticipated future expansion of our business.

Available Information

Monarchy Ventures, Inc. is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files quarterly and annual reports, as well as other information with the Securities and Exchange Commission (“Commission”). Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at various regional and district offices maintained by the Commission throughout the United States. Information about the operation of the Commission’s public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports and other information regarding the Company and other registrants that file electronic reports and information with the Commission.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

Risks Associated with Monarchy Ventures and the Mining Industry

We are governed by only one executive officer, Tim Ferguson, which may lead to faulty corporate governance.

We have two directors but only one executive officer who makes all the decisions regarding corporate governance.  This includes their (executive) compensation, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval. This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  Non-compliance with laws and regulations may result in fines and penalties.  They would have the ability to take any action as they themselves review them and approve them.  They would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

Our directors and officers are not residents of the United States making the enforcement of liabilities against them difficult.

Our director and executive officer resides outside the United States.  If a shareholder had a desire to sue them for damages, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against our directors in the United States, the shareholder would then have to locate the assets of our directors, and register the judgment in Mexico and Canada where the assets are located.

Our executive officers have other business interests which may limit the amount of time they can devote to our Company and create conflicts of interest.

Our executive officers have other business interests and our President is unable to work full time for our Company.  This might eventually led to business failure.  He plans to devote only 40 hours per month at this time to our affairs which may lead to sporadic exploration activities and periodic interruptions of business operations.  Unforeseen events may cause this amount of time to become even less.  Our officer may also have conflicts of interest as a result of these relationships with the companies they currently work for.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the mining industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We have yet to make any revenues.  If we cannot generate any profits, you may lose your entire investment.

We have yet to generate any revenues. No profits have been made to date and if we fail to make any then we may fail as a business and an investment in our common stock will be worth nothing.   Financial losses should be expected to continue in the near future.  As a relatively new business we face all the risks of a ‘start-up’ venture including unforeseen costs, expenses, problems, and management limitations and difficulties. There is no guarantee, unfortunately, that we may ever be able to turn a profit or locate additional opportunities, hire additional management and other personnel.

We need to acquire additional financing or our company will fail.

We must obtain additional capital or our business will fail. In order to explore the claim and eventually establish operations, we must secure more funds. Currently, we have very limited resources and have already accumulated a net loss. Without operations, we will make no money which may result in complete loss of your investment.  Financing is also needed to bring product to market.  Financing may be subject to numerous factors including investor sentiment, acceptance of mining claims and so on.  We are committed to raising $750,000 to fund the Mexican operations.  We may also have to borrow large sums of money that require substantial capital and interest payments. We also must perform mineral explorations on La Carlota Gold Claim to determine if any ore reserves are present.

The probability of a mineral claim having profitable reserves is very rare and our claim, even with large investments, may never generate a profit.

We are dependent upon our mining property for success.  All anticipated future revenues would come directly from our three small Mexican mines and our Philippine claim, La Carlota.  Should we fail to extract and sell gold from this property, our business will fail.  Mineral deposit estimates are imprecise and subject to error, and resource calculations when made may prove unreliable. Assumptions made regarding the supporting data may prove inaccurate and unforeseen events may lead to further inaccuracies. Sample variability, mining and processing adjustments, environmental changes, metal price fluctuations, and law and regulation changes are all factors that could lead to deviances from the original estimations. No assurances can be given that any mineral deposit estimate will ever be reclassified as a reserve.  We have no known ore reserves.  Despite future investment in exploration activities, there is no guarantee we will locate a commercially viable ore reserve.  Most exploration projects do no result in discovery of commercially mineable deposits. With little capital available, we will have to limit our exploration which decreases the chances of finding a commercially viable ore body. Even if gold/and or silver is identified, La Carlota may not be put into production due to high extraction costs, low gold prices, or inadequate amount and reduced recovery rates.  If the exploration activities do not suggest a commercially successful prospect then we may altogether abandon plans to develop the property.

The exploration and prospecting of minerals is speculative and extremely competitive which may make success difficult.

We face strong competition from other mining companies for the acquisition of new properties.  New properties increase the probability of discovering a profitable reserve.  Most companies have greater financial and managerial resources than we do and can acquire and explore attractive new mining properties.  We will face similar difficulties raising new capital to expand operations against the larger, better capitalized competitors. Limited supply and unforeseen demand from larger, more competitive companies may make secure all necessary equipment and materials difficult and may result in periodic interruptions or even business failure. Success depends on a combination of many factors including but not limited to: the quality of management, technical (geological) expertise, quality of land available for exploration and the capital available for exploration.

We have put our mineral projects into production without first establishing mineral reserves supported by a technical report or feasibility study.

We have placed our Mexican mineral projects into production without first establishing mineral reserves supported by a technical report and completing a feasibility study. Historically, such projects have a much higher risk of economic or technical failure. We have not based our production decision on a pre-feasibility or feasibility study of mineral reserves, which demonstrate our economic and technical viability. As a result, there is increased uncertainty, with specific economic and technical failure associated with this decision.

International operations in Mexico and the Philippines are subject to inherent risks.

Political instability, uncertainty of the economic climate, currency fluctuations, exchange controls and taxation laws may be significant in our business dealing in Mexico and the Philippines. Access to all of the equipment, supplies and materials necessary to begin exploration may not be available and may delay our exploration activities in the Philippines.  We have not yet attempted to locate or negotiate with any suppliers of products, equipment or materials but plan to do so when exploration begins.  Exchange rate changes between the Mexican and Philippine currencies and the U.S. Dollar may also adversely affect our successful operations.

Our future operations may be adversely affected by future governmental and environmental regulations and permitting.

Environmental regulations may negatively affect the progression of operations and these regulations may become stricter in the future. In Mexico and in the Philippines, all mining is regulated by Federal and State/Provincial level government agencies. Obtaining licenses and permits from these agencies as well as an environmental impact study for each mining property must be completed before starting mining activities. These are expensive and affect the timing of operations.  Pollution can be anticipated with mining activities.  If we are unable to comply with current or future regulations, this may expose us to fines, penalties and litigation that could cause our business to fail.

We are vulnerable to the change of the world gold supply, demand and prices.

Gold prices change on a world market beyond our control.  A drop in price would adversely affect our ability to generate a profit.  All our revenues would be derived from the sale of gold and possibly other precious metals.  Changes in the price of gold thus may affect profitability and impede us from being able to afford to continue operations.  Gold prices historically have fluctuated widely; price tends to be linked to a number of factors beyond our control such as: various macroeconomic factors (terrorism, political and regional events that may include such, confidence in the global monetary system, rate of inflation expectations, interest rates, US dollar and certain other currency strength); speculative or hedging activities; forward sales by producers, speculators and other holders; central bank lending; sales and purchases of gold; industrial and jewelry demand; and the current supply and demand.  These things are impossible for us to predict.  Per ounce, gold has been $384 (1995), $279 (2000), $420 (2005), $1,120 (2010), $1,834 (2011), $1,755 (2012), $1,200 (2013), $1,200 (2014) London PM Fix Price for instance. This volatility may favor operations now but should the price drop unexpectedly some or all exploration activities may become economically unfeasible in the future.

We are subject to inherent mining hazards and risks that may result in future financial obligations.

Risks and hazards associated with the mining industry may adversely affect our operations such as, but not limited to,: political and country risks, industrial accidents, labor disputes, inability to retain necessary personnel or equipment, environmental hazards, unexpected geologic formations, cave-ins, landslides, flooding and monsoons, fires, explosions, power outages, processing problems.  Personal injury and death could result as well as property damage, delays in mining, environmental damage, legal liability and monetary loss.  We may not be able to obtain insurance to cover these risks at economically reasonable premiums.  We do not carry any sort of insurance and may have difficulties obtaining such once operations start as insurance is generally sparse and cost prohibitive.

Risks related to our stock

We may not be able to raise additional capital through future offers of our shares but in doing so will dilute the shares presently issued and outstanding.

Raising additional capital through future offerings of common stock may be necessary for our company to continue going, but there is no guarantee that this will be possible.  Doing so will, however, dilute percentage of our Company’s shares presently held by our shareholders. Financing may be achieved by issuing more shares which will increase the number of common shares outstanding.  This will decrease the percentage interest held by each of our shareholders.  As the total number of outstanding common shares increases, the equity attached to any individual share will decrease causing a dilution of shareholders’ ownership over the company.  With little other access to funds currently, we may have to rely on this method substantially to raise additional capital.

There is no market for our common stock meaning that you may not be able to resell your shares.

Our common stock currently has no market limiting our future shareholders’ ability to resell their shares or use them as collateral. Thus, a shareholder must sell their shares privately which may prove very difficult.  The shares are not currently listed on any exchange or quotation system.  Private sales are more difficult and often give lower than anticipated prices.

Should a public market develop for our stock, future sales of shares may negatively affect their market price.

Even if a market develops, the shares may be sparsely traded and have wide share price fluctuations.  If we succeed in receiving a quotation, the liquidity of the stock may be low despite there being a market making it difficult to get a return on the investment.  In addition the price also depends on potential investor’s feelings regarding the results of our operations, the competition of other companies’ shares, mineral prices, our ability to generate future revenues, and market perception about future mineral exploration.

Because our stock is a “penny stock”, trading of it may be restricted and limit a shareholder’s ability to buy and sell shares.

As our stock is a penny stock, there are restrictions imposed by the United States Securities and Exchange Commission’s (“SEC”) penny stock regulations and the FINRA’s sales practice requirements.  This might limit a shareholder’s ability to buy and sell their shares as broker-dealers may be less likely to engage in transactions of our common shares.  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our common stock is expected to trade well below that mark.  Rules 15g-1 through 15g-9 under the Exchange Act impose sale practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock”.

We have not paid nor anticipate paying cash dividends on our common stock.

Cash dividends are not currently paid on our common stock shares nor are they expected to be paid in the near future.  We intend to retain our cash for the continued development of our business.  Thus, you will not be able to derive any dividend income and your return on investment will solely be based on your ability to sell your shares in a secondary market.

Risks Related to Spud Shack

Our success depends substantially on the favorable image, credibility and value of the Spud Shack brand and our reputation for offering customers a higher quality, more differentiated total dining experience at a good value.

The successful operation of the Spud Shack restaurant concept is highly dependent upon Spud Shack’s ability to remain relevant to consumers and a brand they trust. We believe that we have built a strong reputation for the quality and differentiation of Spud Shack’s menu and beverage offerings as integral components of the total dining experience that customers enjoy in our restaurants. We believe that we must continue to protect, enhance and evolve the Spud Shack’s brand to continue to be successful in the future. Any incident that erodes consumer trust in or affinity for the Spud Shack’s brand could significantly reduce its value. If consumers perceive or experience any reduction in our food or beverage quality, service or facility ambiance, or in any way believe we failed to deliver a consistently positive dining experience, the value of the Spud Shack’s brand could be impaired. We may also need to evolve the Spud Shack’s restaurant concept in order to compete with popular new restaurant formats or concepts that emerge from time to time, and we cannot provide any assurance that we will be successful in doing so, or that any changes we make to our concept in response will be successful or not adversely affect our profitability. In addition, with the increasing prevalence of food-away-from-home at fast casual restaurants, single-serve operations, quick-service restaurants and certain grocery operations, combined with the continuing pressure on consumer discretionary spending for restaurant occasions, consumers may choose less expensive alternatives to Spud Shack’s which could also negatively affect customer traffic at our restaurants.

Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business.

There has been a significant increase in the use of social media platforms and similar devices, including weblogs (blogs), social media websites and other forms of Internet-based communications which allow individuals’ access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning goods and services that they have or plan to purchase, and may act on such information without further investigation or authentication. The availability of information on social media platforms is virtually immediate as is its impact. Many social media platforms immediately publish the content their subscribers and participants can post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our Spud Shack may be posted on such platforms at any time. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for dissemination of trade secret information, compromising valuable company assets. In sum, the dissemination of information online could harm our business, prospects, financial condition and results of operations, regardless of the information’s accuracy. The inappropriate use of social media vehicles by our customers or employees could increase our costs, lead to litigation or result in negative publicity that could damage our reputation.

As part of our marketing efforts, we rely on search engine marketing and social media platforms such as Facebook®, Twitter® and Google+™ to attract and retain customers. We also are initiating a multi-year effort to implement new technology platforms that should allow us to improve our level of digital engagement with our customers and employees and thereby help strengthen our marketing and related consumer analytics capabilities. These initiatives may not prove to be successful and may result in expenses incurred without the benefit of higher revenues or increased employee engagement.

Any deterioration in general economic conditions may affect consumer spending and may adversely affect our revenues, operating results and liquidity.

Any resulting decreases in customer traffic or the average expenditure per customer will negatively impact our financial results, since reduced sales result in the deleveraging of the fixed and semi-fixed costs in our operations and thereby cause downward pressure on our operating profits and margins. There is also a risk that if negative economic conditions persist for a long period of time or worsen, consumers may make long-lasting changes to their discretionary purchasing behavior, including less frequent discretionary purchases on a more permanent basis.

The above factors could also impose practical limits on our menu price increases. From time to time, we may announce that we intend to take price increases on selected menu items in order to offset increased operating expenses. Although we believe that we have not experienced significant consumer resistance to our past price increases, in light of the current economic and competitive environment, we cannot provide assurance that any future menu price increases will not deter customers from visiting our restaurants, reduce the frequency of their visits or affect their purchasing decisions.

Any deterioration in general economic conditions could have a material adverse impact on our landlords or on businesses neighboring our locations, which could adversely affect our revenues and results of operations.

Any deterioration in general economic conditions could result in our landlords being unable to obtain financing or remain in good standing under their existing financing arrangements which could result in their failure to satisfy obligations to us under leases, including failures to fund or reimburse agreed-upon tenant improvement allowances. Any such failure could adversely impact our operations.

In addition, if our landlords are unable to obtain sufficient credit to continue to properly manage their retail centers, we may experience a drop in the level of quality of such centers where we operate restaurants. Our future development of new restaurants may also be adversely affected by the negative financial situations of developers and potential landlords. Landlords may try to delay or cancel recent development projects (as well as renovations of existing projects) which could reduce the number of appropriate locations available that we would consider for our new restaurants. Furthermore, the failure of landlords to obtain licenses or permits for development projects on a timely basis, which is beyond our control, may negatively impact our ability to implement our development plan.

Changes in consumer buying patterns, particularly e-commerce sites, may affect our revenues, operating results and liquidity.

Our restaurant is located in a high consumer activity malls with a national chain grocery store and movie theatre. We depend in large part on a high volume of visitors to these centers to attract customers to our restaurants. E-commerce and online shopping continues to increase and negatively impact consumer traffic at traditional “brick and mortar” retail sites located in regional malls and entertainment centers. A decline in development or in visitors to these centers near our restaurants could negatively affect our sales.

If we do not successfully expand our restaurant operations, our growth rate and results of operations would be adversely affected.

A critical factor in our future success is our ability to expand our restaurant operations successfully, which will depend in large part on our ability to open new restaurants in a profitable manner. We anticipate that our new restaurants will generally take several months longer to reach targeted productivity levels due to the inefficiencies typically associated with new restaurants, including lack of initial market and consumer awareness, the need to hire and train sufficient management and restaurant personnel and other factors. The opening of new restaurants can also have either an expected or an unintended effect on sales levels at existing restaurants. We cannot guarantee that any restaurant we open will obtain operating results similar to those of our existing restaurants. If we are unable to open and operate new restaurants successfully, our growth rate and our results of operations would be adversely affected. Our expansion plans could also be impacted by the delay or cancellation of potential new sites by developers and landlords, which may become more common during the next couple of years as a result of the current economic environment and tight credit markets.

We intend to open new restaurants in both established and new markets. Opening new restaurants in established markets generally provides some advantages in the form of stronger levels of initial consumer awareness, trial and usage, as well as greater leverage of certain supply chain and field supervision resources. On the other hand, there is a risk that some portion of the sales of existing restaurants in the market may transfer to newly opened restaurants in the market, resulting in negative pressure on our overall comparable restaurant sales metric. While we do not generally select locations for our new restaurants where we believe that a significant sales transfer will likely occur, some unexpected sales transfer may inadvertently occur.

New markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing market. As a result, new restaurants in those markets may be less successful than restaurants in our existing markets. Consumers in a new market will typically not be familiar with the Spud Shack’s brand. We also may find it more difficult to hire, motivate and retain qualified employees in new markets. Restaurants opened in new markets may also have lower average restaurant sales than restaurants opened in our existing markets, and may have higher construction, occupancy or operating costs than restaurants in existing markets. Sales at restaurants opened in new markets may take longer to achieve margins more typical of mature restaurants in existing markets or may never achieve these targeted margins thereby affecting our overall profitability. As we expand into new markets and geographic territories, our operating cost structures may not replicate our experience in existing markets. Because there will initially be fewer restaurants in a given market, our ability to optimally leverage our field supervision, marketing and supply chain resources will be limited for a period of time. Further, our overall new restaurant development and operating costs may increase due to more lengthy geographic distances between restaurants resulting in higher purchasing, preopening, labor, transportation and supervision costs. The performance of restaurants in new markets will often be less predictable. New restaurants may not have similar results as our existing restaurants and may not be as profitable.

Access to sources of capital and our ability to raise capital in the future may be limited, which could adversely affect our business and our expansion plans.

Our ability to continue to successfully grow our business depends, in part, on the availability of adequate capital.  Changes in our operating plans, acceleration of our expansion plans, lower than anticipated revenues, unanticipated and/or uncontrollable events in the capital or credit markets that impact our liquidity, lower than anticipated tenant improvement allowances offered by landlords, increased expenses or other events may cause us to seek additional debt or equity financing on an accelerated basis in the event our cash flow from operations is insufficient. Financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could adversely affect our financial condition. Debt financing, if available, may involve significant cash payment obligations, covenants and financial ratios that restrict our ability to operate and grow our business, and would cause us to incur additional interest expense and financing costs. In addition, disruptions in the global credit and equity markets, including unanticipated and/or uncontrollable events in the capital or credit markets, may have an adverse effect on our liquidity and our ability to raise additional capital if and when required.

Any failure of our existing or new restaurants to achieve expected results could have a negative impact on our consolidated revenues and financial results, including a potential impairment of the long-lived assets of certain restaurants.

The results achieved by our newer restaurants may not be indicative of longer term performance or the potential market acceptance of restaurants in other locations. There can be no assurance that any new restaurant that we open will have similar operating results to those of prior restaurants. Our newer restaurants typically take several months, or even longer, to reach targeted levels of productivity due to inefficiencies typically associated with new restaurants. Accordingly, incremental sales from newly-opened restaurants generally do not make a significant contribution to our total operating profits in their initial months of operation. We make certain estimates and projections with regard to individual restaurant operations, as well as our overall performance in connection with our impairment analyses for long-lived assets in accordance with U.S. GAAP. An impairment charge is required when the carrying value of the restaurant exceeds the estimated undiscounted future cash flows of the restaurant, in which case the restaurant assets are written down to estimated fair value. The projection of restaurant future cash flows used in this analysis requires the use of judgment and a number of estimates and projections of future operating results. If the restaurant’s actual results differ from our estimates, charges to impair the restaurant’s assets may be required. If impairment charges are significant, our results of operations could be adversely affected.

Our recent trends in average restaurant sales or our trends in comparable restaurant sales may not be indicative of future trends or future operating results.

Our average restaurant sales and comparable restaurant sales trends may not be indicative of future trends or future operating results. Our ability to operate our restaurant profitably and increase average restaurant sales and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

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our ability to execute our business strategy effectively;

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our ability to execute productively and efficiently within the “four walls” of the restaurant;

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our menu development and pricing strategy;

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our ability to continue deploying menu, beverage, capital expenditure and technological innovations that have the opportunity to increase customer visit frequency and spending per visit;

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intrusions into our restaurant trade areas by new restaurants operated by competitors;

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changing demographics, consumer tastes or discretionary spending;

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our ability to develop restaurants in geographic locations that do not compete with or otherwise adversely affect the sales of our existing restaurants;

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overall brand awareness in new markets or existing markets where we may develop new restaurants;

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maturation of the casual dining segment;

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levels of competition in our market; and

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general economic conditions, credit markets and consumer confidence.

Any failure to drive both short-term and long-term profitable sales growth through continued enhancements to the Spud Shack’s restaurant concept and brand, coupled with any slippage in restaurant operational execution, could result in poor financial performance. As part of our business strategy, we intend to drive profitable sales growth by increasing sales at existing restaurants and by opening new restaurants. This strategy involves numerous risks, and we may not be able to achieve our growth objectives. If we are unable to maintain Spud Shack’s brand relevance and restaurant operational excellence to achieve sustainable comparable restaurant sales growth, we may have to consider slowing the pace of new restaurant openings. Spud Shack’s short-term sales growth could be impacted if we are unable to drive near-term growth in customer traffic, and long-term sales growth could be impacted if we fail to continue to evolve Spud Shack’s to maintain its relevance, contemporary energy and overall value and appeal to the consumer.

Adverse changes in our average restaurant revenues and comparable restaurant sales could have an adverse effect on our common stock or increase the volatility of the price of our common stock.

Our menu development and marketing programs may not be successful.

We expect to continue investing in certain menu, marketing and merchandising initiatives that are intended to attract and retain customers for our restaurants. Not all of such initiatives may prove to be successful and may thereby result in incremental expenses incurred without the benefit of higher revenues, or may result in other unfavorable economic consequences. Additionally, if our competitors were to increase their spending on menu development and marketing initiatives, or if our menu and marketing initiatives were to be less effective than those of our competitors, we could experience a material adverse effect on our results of operations.

We have experienced significant increases in the costs of certain food, labor, energy and supply items in the past, and we may be unable to successfully and sufficiently raise menu prices to offset rising costs and expenses.

In the past, we have experienced dramatic increases in prices of certain commodities necessary for our restaurant and brewery operations, including increased costs of food, commodities, minimum wage, employee benefits, insurance arrangements, construction, energy and other costs. To manage this risk in part, we attempt to enter into fixed price purchase commitments, with terms up to one year in some cases, for many of our commodity requirements. However, it may not be possible for us to enter into fixed-price contracts for an entire fiscal year for many of our food commodity requirements. Additionally, we utilize menu price increases to help offset the increased cost of our commodities and other costs. However, there is no guarantee that our menu price increases will be accepted by our customers. If our costs do not stabilize, our operating margins and results of operations will be adversely affected if we are unable to increase our menu prices to offset such increased costs.

We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.

Generally our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities and cannot be canceled. Additional sites that we lease are likely to be subject to similar long-term non-cancelable terms. If an existing or future restaurant is not profitable and we decide to close it, we may be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, as each of our leases expires, we may fail to negotiate renewals, which could cause us to pay increased occupancy costs or to close restaurants in desirable locations. These potential increased occupancy costs could materially adversely affect our business, financial condition or results of operations.

Our operations could be adversely affected if our suppliers are not able to continue to do business with us or are forced to alter the terms on which they do business with us.

If we are forced to find alternative suppliers for key services, whether due to demands from the vendor or the vendor’s bankruptcy or ceasing operations, that could be a distraction to us and adversely impact our business. If any of our major suppliers or a large number of other suppliers suspend or cease operations, we may have difficulty keeping our restaurants fully supplied with the commodities and supplies that we require. In addition, we currently rely on one or a limited number of suppliers for certain key menu ingredients. If we were forced to suspend serving one or more of our menu items, that could have a significant adverse impact on our restaurant customer traffic and public perceptions of us, which would be harmful to our operations.

We are dependent upon consumer trends and upon high levels of consumer traffic at the sites where our restaurant is located, and any adverse change in such consumer trends or traffic levels could adversely affect our business, revenues and results of operations.

Due to the nature of the restaurant industry, we are dependent upon consumer trends with respect to the public’s tastes, eating habits, public perception toward alcohol consumption and discretionary spending priorities, all of which can shift rapidly. We also are dependent upon high consumer traffic rates at the sites surrounding our restaurants, which are primarily located in high-activity areas such as urban, retail, mixed-use and lifestyle centers, to attract customers to our restaurants. In general, such consumer trends and visit frequencies are significantly affected by many factors, including national, regional or local economic conditions, changes in area demographics, public perception and attitudes, increases in regional competition, food, liquor and labor costs, traffic and shopping patterns, weather, natural disasters, interest rates, co-tenancies in urban, retail and mixed-use and lifestyle centers and the availability and relative cost of gasoline. Our success will depend, in part, on our ability to anticipate and respond to such changing consumer preferences, tastes, eating and purchasing habits, as well as other factors affecting the restaurant industry, including new market entrants and demographic changes. Any adverse change in any of the above factors and our inability to respond to such changes could cause our restaurant volumes to decline and adversely affect our business, revenues and results of operations.

Our success depends on our ability to compete effectively in the restaurant industry.

The restaurant industry is highly competitive. We compete on the basis of the taste, quality and price of food offered, customer service, brand name identification, beer quality and selection, attractiveness of the facilities, restaurant location, atmosphere and overall dining experience. Our competitors include a large and diverse group of restaurant chains and individual restaurants that range from independent local operators that have opened restaurants in various markets to well-capitalized national restaurant companies. In addition, we compete with other restaurants and retailers for real estate. We also face growing competition as a result of the trend toward convergence in grocery, deli and restaurant services, particularly in the supermarket industry which offers “convenient meals” in the form of improved entrées and side dishes from the deli section. Many of our competitors have substantially greater financial, marketing and other resources than we do.

Restaurant consumers are highly focused on overall value and price perception. If other restaurants are able to promote and deliver a higher degree of perceived value through heavy discounting or other methods, our customer traffic levels may suffer which would adversely impact our revenues and profitability. In addition, with improving product offerings at “fast-casual” restaurants, quick-service restaurants and grocery stores, consumers may choose to trade down to these alternatives, which could also negatively affect our financial results.

We believe that we have built a favorable reputation for the quality and differentiation of our restaurant concept. We also believe that we must continue to re-invest in our core established restaurant operations to further protect and grow the overall consumer “value” of our concept so that it will continue to be relevant in the future. Any incident that erodes consumer trust in, or their attraction to, our concept could significantly reduce its value. If consumers perceive or experience any material reduction in food quality, service or ambiance, or in any way believe we materially failed to deliver a consistently positive dining experience, the consumer “value’ of our concept could suffer.

New information or attitudes regarding diet, health and the consumption of alcoholic beverages could result in changes in regulations and consumer consumption habits that could adversely affect our results of operations.

Regulations and consumer eating habits may change as a result of new information or attitudes regarding diet and health. Such changes may include regulations that impact the ingredients and nutritional content of the food and beverages we offer. The success of our restaurant operations is dependent, in part, upon our ability to effectively respond to changes in any consumer health regulations and our ability to adapt our menu offerings to trends in food consumption. If consumer health regulations or consumer eating habits change significantly, we may be required to modify or delete certain menu items. To the extent we are unable to respond with appropriate changes to our menu offerings, it could materially affect customer demand and have an adverse impact on our results of operations. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third party suppliers.

The gross profit margin on our sales of alcoholic beverages is generally higher than our gross profit margin on sales of food items. The alcoholic beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related social problems, including driving under the influence, underage drinking and health consequences from the misuse of alcohol, including alcoholism. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed, that further restrictions on the sale of alcohol might be imposed, or that there may be renewed efforts to impose increased excise or other taxes on beer or alcohol related items. If beer or alcohol consumption were to come into disfavor among domestic drinkers, or if the domestic beer industry were subjected to significant additional governmental regulations, our sales and profits could be adversely affected.

Health concerns arising from outbreaks of flu viruses or other diseases, or regional or global health pandemics, could severely affect our business.

Some countries have experienced, or may experience in the future, outbreaks of viruses, such as norovirus, Avian Flu or “SARS,” and H1N1 or “swine flu,” or other diseases such as bovine spongiform encephalopathy, commonly known as “mad cow disease.” To the extent that a virus or disease is food-borne, or perceived to be food-borne, future outbreaks may adversely affect the price and availability of certain food products and cause our customers to eat less of a product. For example, health concerns relating to the consumption of beef or to specific events such as the outbreak of “mad cow disease” may adversely impact sales of our beef-related menu items. In addition, public concern over “avian flu” may cause fear about the consumption of chicken, eggs and other products derived from poultry. The inability to serve beef or poultry-based products would restrict our ability to provide a variety of menu items to our customers. If we change our menu in response to such concerns, we may lose customers who do not prefer the new menu, and we may not be able to sufficiently attract new customers to produce the revenue needed to restore the profitability of our restaurant operations. We also may generate different or additional competitors for our intended customers as a result of such a menu change and may not be able to successfully compete against such competitors. If a virus is transmitted by human contact, our employees or customers could become infected, or could choose, or be advised, to avoid gathering in public places, any of which could adversely affect our restaurant customer traffic and our ability to adequately staff our restaurants, receive deliveries on a timely basis or perform functions at the corporate level. We also could be adversely affected if jurisdictions in which we have restaurants impose mandatory closures, seek voluntary closures or impose restrictions on operations. Even if such measures are not implemented and a virus or other disease does not spread significantly, the perceived risk of infection or significant health risk may adversely affect our business.

A health pandemic is a disease outbreak that spreads rapidly and widely by infection and affects many individuals in an area or population at the same time. We believe that our restaurants have one of the highest levels of customer traffic per square foot in the casual dining segment of the restaurant industry. Our restaurants are places where people can gather together for human connection. Customers might avoid public gathering places in the event of a health pandemic, and local, regional or national governments might limit or ban public gatherings to halt or delay the spread of disease. The impact of a health pandemic on us might be disproportionately greater than on other casual dining concepts that have lower customer traffic and that depend less on the gathering of people.

Negative publicity about us, our restaurant, other restaurants, or others across the food supply chain, or about the consumption of beef, seafood, poultry/produce, beer or alcoholic beverages, whether or not accurate, could adversely affect the reputation and popularity of our restaurants and our results of operations.

The good reputation of our restaurants is a key factor to the success of our business. Incidents that occur at any of our restaurants, or at restaurants operated by other foodservice providers or generally in the food supply chain, could be damaging to the restaurant industry overall, may specifically harm our brand and reputation and may quickly result in negative publicity for us, which could adversely affect our reputation and popularity with our customers. In addition, negative publicity resulting from poor food quality, illness, injury, food tampering or other health concerns, whether related to one of our restaurants, to the restaurant industry, or to the beef, seafood, poultry or produce industries (such as negative publicity concerning the accumulation of carcinogens in seafood, e-coli, hepatitis A, Avian Flu, listeria, salmonella, and other food-borne illnesses), or operating problems related to one or more of our restaurants, could adversely affect sales for all of our restaurants and make our brand and menu offerings less appealing to consumers. If our restaurant customers or employees become ill from food-borne illnesses, we could be forced to temporarily close the restaurant.

Our operations are susceptible to changes in our food, labor and related employee benefits and energy supplies which could adversely affect our profitability.

Our profitability depends, in part, on our ability to anticipate and effectively react to changes in food, labor, utilities and supply costs. Our supply chain department negotiates prices for all of our ingredients and supplies through contracts (with terms of one month up to one year, or longer in a few cases), spot market purchases or commodity pricing formulas. Furthermore, various factors beyond our control, including adverse weather conditions and governmental regulations, could also cause our food and supply costs to increase. We cannot predict whether we will be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices. A failure to do so could adversely affect our operating results or cash flows from operations. We also have a single or a limited number of suppliers for certain of our commodity and supply items. Accordingly, supply chain risk could increase our costs and limit the availability of some products that are critical to our restaurant and brewing operations.

The overall cost environment for food commodities can be volatile primarily due to domestic and worldwide agricultural supply/demand and other macroeconomic factors that are outside of our control. The availabilities and prices of food commodities are also influenced by increased energy prices, droughts, animal-related diseases, natural disasters, increased geo-political tensions, the relationship of the dollar to other currencies, and other issues. Virtually all commodities purchased and used in the restaurant industry (meats, grains, oils, dairy products, and energy) have varying amounts of inherent price volatility associated with them. Our suppliers also may be affected by higher costs to produce and transport commodities used in our restaurants and breweries, higher minimum wage and benefit costs, and other expenses that they pass through to their customers, which could result in higher costs for goods and services supplied to us. Increases in minimum wage, health care costs and other benefit costs may have a material adverse effect on our labor costs. While we attempt to manage these factors by offering a diversified menu and by contracting for our key commodities for extended periods of time whenever feasible and possible, there can be no assurance that we will be successful in this respect due to the many factors that are outside of our control. In addition, raw materials that we may purchase on the international market are subject to fluctuations in both the value of the U.S. dollar and increases in local demand, which may increase our costs and negatively impact our profitability.

Our restaurant-level operating margins are also affected by fluctuations in the availability and cost of utilities services, such as electricity and natural gas. Interruptions in the availability of gas, electric, water or other utilities, whether due to aging infrastructure, weather conditions, fire, animal damage, trees, digging accidents or other reasons largely out of our control, may adversely affect our operations. In addition, weather patterns in recent years have resulted in lower than normal levels of rainfall in certain areas that could produce droughts in key states such as California, thus impacting the price of water and the corresponding prices of commodities grown in states facing drought conditions. There is no assurance that we will be able to maintain our utility and commodity costs at levels that do not have a material adverse effect on our operations.

If our distributors or suppliers do not provide food and beverages to us in a timely fashion, we may experience short-term supply shortages, increased food and beverage costs and quality control problems.

We currently depend on national and regional food distribution service companies, as well as other food manufacturers and suppliers, to provide food and beverage products to our restaurant. We also rely on independent third party brewers and many local beer distributors to provide us with beer for our restaurants. The operations of our distributors, suppliers and independent third party brewers are subject to risks including labor disputes, financial liquidity, inclement weather, natural disasters, supply constraints, and general economic and political conditions that could limit their ability to timely provide us with acceptable products. Additionally, under the “force majeure” provisions in most of our agreements with suppliers, certain unexpected and disruptive events may excuse a supplier from performing. If our distributors, suppliers and independent third party brewers cease doing business with us, or cannot make a scheduled delivery to us, or are unable to obtain credit in a tightened credit market or experience other issues, we could experience short-term product supply shortages in some or all of our restaurants and could be required to purchase food, beer and beverage products from alternate suppliers at higher prices. We may also be forced to temporarily remove popular items from the menu offering of our restaurants. If alternative suppliers cannot meet our current product specifications, the consistency and quality of our food and beverage offerings, and thus our reputation, customer patronage, revenues and results of operations, could be adversely affected.

With respect to potential liability claims related to our food, beer and beverage products, we believe we have sufficient primary or excess umbrella liability insurance in place. However, this insurance may not continue to be available at a reasonable cost or, if available, may not be adequate to cover all claims. We generally seek contractual indemnification and insurance coverage from our key suppliers of food, beer and beverages, but this indemnification or insurance coverage is limited, as a practical matter, by the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers.

Failure to protect our trademarks, service marks, trade secrets or other intellectual property could adversely affect our business.

Our business prospects depend in part on our ability to develop favorable consumer recognition of our brand, including the Spud Shack’s name in particular. While we intend to aggressively protect and defend our trademarks, service marks, trade dress, trade secrets and other intellectual property, particularly with respect to their use in our restaurant operations, they could be imitated or appropriated in ways that we cannot prevent. Alternatively, third parties may attempt to cause us to change our trademarks, service marks or trade dress or not operate in a certain geographic region or regions if our names are deemed confusingly similar to their prior trademarks, service marks or trade dress. We may also encounter claims from prior users of similar intellectual property in areas where we operate or intend to conduct operations. This could harm our image, brand or competitive position and cause us to incur significant penalties and costs. In addition, we rely on trade secrets, proprietary know-how, concepts and recipes. Our methods of protecting this information may not be adequate. While we believe that we take reasonable protective actions with respect to our intellectual property, these actions may not be sufficient to prevent, and we may not be aware of all incidents of, unauthorized usage or imitation by others. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and may result in a judgment or monetary damages. We do not maintain confidentiality and non-competition agreements with all of our employees or suppliers. Moreover, even with respect to the confidentiality and non-competition agreements we have, we cannot assure that those agreements will not be breached, that they will provide meaningful protection or that adequate remedies will be available in the event of an unauthorized use or disclosure of our proprietary information. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal of our restaurants could be reduced and our business could be harmed.

Federal, state and local beer, liquor and food service regulations may have a significant adverse impact on our operations.

We are required to operate in compliance with federal and local laws and regulations relating to alcoholic beverages. In addition, each restaurant must obtain a food service license from local authorities. Failure to comply with federal, state or local regulations could cause our licenses to be revoked and force us to cease the brewing or sale of alcoholic beverages, or both, or the serving of food at our restaurants. If we are unable to maintain our existing license, our customer patronage, revenues and results of operations could be adversely affected.

Limitations in our insurance coverage or rising insurance costs could adversely affect our business or financial condition in certain circumstances.

We purchase comprehensive insurance coverage, including, but not limited to, workers’ compensation, general liability, directors’ and officers’ liability, employment practices, fire and extended coverage and property insurance with coverage levels that we consider appropriate, based on the advice of our outside insurance and risk management advisors. However, such insurance is subject to limitations, including deductibles, exclusions and maximum liabilities covered. The cost of workers’ compensation insurance, general liability insurance, property insurance and directors’ and officers’ liability insurance fluctuates based on market conditions and availability as well as our historical trends. Moreover, there are certain types of losses that may be uninsurable or not economically insurable. Such hazards may include earthquake, hurricane and flood losses and certain employment practices. If such a loss should occur, we would, to the extent that we were not covered for such loss by insurance, suffer a loss of the capital invested, as well as anticipated profits and cash flow from such damaged or destroyed properties. Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which we may be liable could adversely affect our ability to continue to conduct our business, to expand our operations or to develop additional restaurants. There is no assurance that any insurance coverage we maintain will be adequate, that we can continue to obtain and maintain such insurance at all or that the premium costs will not rise to an extent that they adversely affect us or our ability to economically obtain or maintain such insurance.

We self-insure a substantial portion of our workers’ compensation and general liability costs, and unfavorable changes in trends could have a negative impact on our profitability. The dollar amount of claims that we actually experience under our workers’ compensation and general liability insurance, for which we carry high deductibles, may also increase at any time, thereby further increasing our costs. Additionally, health insurance costs have risen significantly over the past few years and are expected to continue to increase. These increases have a negative impact on our profitability if we are not able to offset the effect of such increases with plan modifications and cost control measures, or by continuing to improve our operating efficiencies.

Our business and future development could be harmed if we are unable to retain key personnel or have difficulties in recruiting qualified personnel.

The success of our business continues to depend on the contributions of our senior management team, both individually and as a group. Our senior executives have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could materially adversely affect our business until a suitable replacement is found. We believe that these individuals cannot easily be replaced with executives of equal experience and capabilities. Although we have employment agreements with our Chief Executive Officer and some of our senior executives, we cannot prevent them from terminating their employment with us.

Litigation, including allegations of illegal, unfair or inconsistent employment practices, could have a material adverse effect on our business.

Our business is subject to the risk of litigation by employees, customers, suppliers, shareholders, government agencies or others through private actions, class or collective actions, administrative proceedings, regulatory actions or other litigation. These actions and proceedings may involve allegations of illegal, unfair or inconsistent employment practices, including wage and hour violations and employment discrimination; customer discrimination; food safety issues including poor food quality, food-borne illness, food tampering, food contamination, and adverse health effects from consumption of various food products or high-calorie foods (including obesity); other personal injury; violation of “dram-shop” laws (providing an injured party with recourse against an establishment that serves alcoholic beverages to an intoxicated party who then causes injury to himself or a third party); trademark or patent infringement; violation of the federal securities laws; or other concerns. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend litigation may be significant. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our brands, regardless of whether the allegations are valid or we ultimately are found liable. Litigation could impact our operations in other ways as well. Allegations of illegal, unfair or inconsistent employment practices, for example, could adversely affect employee acquisition and retention. Also, some employment related claims in the area of wage and hour disputes are not insurable risks. We also are subject to claims and disputes from landlords under our leases, which could lead to litigation or a threatened or actual lease termination. Litigation of any nature may be expensive to defend and may divert money and management’s attention from our operations and adversely affect our financial condition and results of operations.

The occurrence or threat of extraordinary events, including terrorist attacks, could cause consumer spending to decline, which would adversely affect our sales and results of operations.

The occurrence or threat of extraordinary events, including future terrorist attacks and military and governmental responses and the prospect of future wars, may result in negative changes to economic conditions likely resulting in decreased consumer spending. Additionally, decreases in consumer discretionary spending could impact the frequency with which our customers choose to dine out at restaurants or the amount they spend on meals while dining out at restaurants, thereby adversely affecting our sales and results of operations. A decrease in consumer discretionary spending could also adversely affect our ability to achieve the benefit of planned menu price increases to help preserve our operating margins.

Natural disasters could unfavorably affect our operations.

The occurrence of natural disasters, such as fires, hurricanes, freezing weather or earthquakes (particularly in California where our centralized operating systems and restaurant support center administrative personnel are located) could unfavorably affect our operations and financial performance. Such events could result in physical damage to one or more of our restaurants; the temporary or permanent closure of one or more of our restaurants or restaurant support center; the temporary lack of an adequate work force in an affected geographical trade area; the temporary or long-term disruption in the supply of food, beverages, beer and other products to our restaurants; the temporary disruption of electric, water, sewer and waste disposal services necessary for our restaurants to operate; and/or the temporary reduction in the availability of certain products in our restaurants.

We have disaster recovery procedures and business continuity plans in place to address most events of a crisis nature, including hurricanes and other natural disasters, including back up and off-site locations for recovery of electronic and other forms of data and information. However, if we are unable to fully implement our disaster recovery plans, we may experience delays in recovery of data, inability to perform vital corporate functions, tardiness in required reporting and compliance, failures to adequately support field operations and other breakdowns in normal communication and operating procedures that could have a material adverse effect on our financial condition, results of operation and exposure to administrative and other legal claims.

We are heavily dependent on information technology in our operations as well as with respect to our customer loyalty and employee engagement programs. And any material failure of such technology, including but not limited to cyber-attacks, could materially adversely affect our revenues and impair our ability to efficiently operate our business.

We rely heavily on electronic information systems in all aspects of our operations, including (but not limited to) point-of-sale transaction processing in our restaurants; efficient operation of our restaurant kitchens; management of our inventories and overall supply chain; collection of cash; payment of payroll and other obligations; and, various other processes and procedures including our customer loyalty and employee engagement programs. Our ability to efficiently manage our business depends significantly on the reliability and capacity of our in-house information systems and those technology services and systems that we contract for from third parties. Our electronic information systems, including our back-up systems, are subject to damage or interruption from power outages, cyber-attacks, computer and telecommunications failures, computer viruses, internal or external security breaches, catastrophic events such as fires, earthquakes, tornadoes and hurricanes, and/or errors by our employees. The failure of any of these systems to operate effectively, any problems with their maintenance, any issues with upgrades or transitions to replacement systems, or any breaches in data security could cause material interruptions to our operations or harm to individuals in the form of identity theft or improper use of personal information. While we have invested and continue to invest in technology security initiatives and disaster recovery plans, these measures cannot fully insulate us from technology disruption that could result in adverse effects on operations and profits. Although we, with the help of third party service providers and consultants, intend to maintain and upgrade our security technology and establish operational procedures to prevent such damage, breaches, or attacks, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third party service providers use to encrypt and protect customer transaction data. A failure of such security measures could harm our reputation and financial results, as well as subject us to litigation or actions by regulatory authorities. Significant capital investments might be required to remediate any problems, infringements, misappropriations or other third party claims.

We outsource certain essential business processes to third party vendors that subject us to risks, including disruptions in business and increased costs.

Some of our essential business processes that are dependent on technology are outsourced to third parties. Such processes include, but are not limited to, gift card tracking and authorization, on-line ordering, credit card authorization and processing, certain components of our “Spud Shack’s Premier Rewards” customer loyalty program, certain insurance claims processing, payroll processing, web site hosting and maintenance, data warehousing and business intelligence services, point-of-sale system maintenance, certain tax filings, telecommunications services, web-based labor scheduling and other key processes. We make a diligent effort to ensure that all providers of outsourced services are observing proper internal control practices, such as redundant processing facilities; however, there are no guarantees that failures will not occur. Failure of third parties to provide adequate services could have an adverse effect on our results of operations, financial condition or ability to accomplish our financial and management reporting.

We may incur costs resulting from security risks we face in connection with our electronic processing and transmission of confidential customer information.

We accept electronic payment cards from our customers for payment in our restaurants. A number of restaurant operators and retailers have experienced actual or potential security breaches in which credit and debit card information may have been stolen in addition to other personal information such as our customer’s names, email addresses, home addresses and phone numbers. While we have taken reasonable steps to prevent the occurrence of security breaches in this respect, we may, in the future, become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and we may also be subject to lawsuits or other proceedings in the future relating to these types of incidents. Proceedings related to theft of credit or debit card information may be brought by payment card providers, banks and credit unions that issue cards, cardholders (either individually or as part of a class action lawsuit) and federal and state regulators. Any such proceedings could distract our management from running our business and cause us to incur significant unplanned losses and expenses. Additionally, any publicity related to stolen personal identification from credit and debit card information or other personal information such as our customer’s or employee names, email addresses, home addresses and phone numbers may negatively affect our sales and profitability. We also receive and maintain certain personal information about our customers and employees. The use of this information by us is regulated at the federal and state levels. If our security and information systems are compromised or our employees fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation, as well as results of operations, and could result in litigation against us or the imposition of penalties. In addition, our ability to accept credit cards as payment in our restaurants and on-line store depends on us remaining in compliance with standards set by the PCI Security Standards Council. These standards, set by a consortium of the major credit card companies, require certain levels of system security and procedures to protect our customers’ credit card and other personal information. Privacy and information security laws and regulations change over time, and compliance with those changes may result in cost increases due to necessary systems and process changes.

Our tax returns may, from time to time, be selected for audit by the taxing authorities, which may result in tax assessments or penalties that could have a material adverse impact on our results of operations and financial position.

Significant judgment is required in determining the provision for income taxes. Although we believe our tax estimates are reasonable, if the IRS or other taxing authority disagrees with the positions we have taken on our tax returns, we could have additional tax liability, including interest and penalties. If material, payment of such additional amounts, upon final adjudication of any disputes, could have a material impact on our results of operations and financial position. The cost of complying with new tax rules, laws or regulations could be significant. Increases in federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit 99.1 to this Report.

Overview

On October 20, 2014, the founding shareholders of Spud Shack sold 100% of the Spud Shack’s issued and outstanding common shares in exchange for 30,000,000 restricted common shares of Monarchy Ventures Inc.  Spud Shack is now a wholly owned subsidiary of Monarchy.

We intend to expand our business to further develop our operations by opening additional locations. Our auditors have issued a going concern opinion, raising substantial doubt about the Company's financial prospects, and the Company’s ability to continue as a going concern.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations of Spud Shack for the years ended June 30, 2014 and 2013.

Revenues. Spud Shack generated net revenues of $98,877 during the year ended June 30, 2014 as compared to $46,156 for the year ended June 30, 2013. The revenues were generated from restaurant sales as previously described.

Depreciation. Depreciation for the year ended June 30, 2014 was $44,216 compared to $26,780 for the year ended June 30, 2013.

Management wages. Management wages for the year ended June 30, 2014 were $40,757 compared to $37,611 for the year ended June 30, 2013.

Rent. Rent for the year ended June 30, 2014 was $68,507 compared to $52,232 for the year ended June 30, 2013.

General Operating Expenses. General operating expenses for the year ended June 30, 2014 were $68,914 compared to $53,830 for the year ended June 30, 2013. Spud Shack expects other general and administrative expenses to increase in future periods as we scale up our operations.

Liquidity and Capital Resources

As of June 30, 2014, Spud Shack’s primary source of liquidity consisted of $25,000 in cash and cash equivalents. Since inception, Spud Shack has financed its operations through a combination of short-term loans from the founders and bank indebtedness.

Spud Shack has sustained significant net losses which have resulted in an accumulated deficit at June 30, 2014 of $309,421 and is currently experiencing a substantial shortfall in operating capital which raises doubt about Spud Shack’s ability to continue as a going concern. Spud Shack generated a net loss for the year ended June 30, 2014 of $123,518 compared to a net loss for the year ended June 30, 2013 of $124,297. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) generate revenues and sales of our products and services at levels sufficient to cover our costs and provide a return for investors, (ii) attract additional capital in order to finance growth, and (iii) successfully compete with other comparable companies having financial, production and marketing resources significantly greater than those of Spud Shack.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our waste management business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. There is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business, and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in Spud Shack.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

We believe the following are the critical accounting policies used in the preparation of our financial statements:

Use of Estimates.     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on Spud Shack’s financial statements upon adoption.

Forward-Looking Statements

This report contains or incorporates by reference forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 concerning our future business plans and strategies, the receipt of working capital, future revenues and other statements that are not historical in nature. In this report, forward-looking statements are often identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. These forward-looking statements reflect our current beliefs, expectations and opinions with respect to future events, and involve future risks and uncertainties which could cause actual results to differ materially from those expressed or implied.

Other uncertainties that could affect the accuracy of forward-looking statements include:

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the worldwide economic situation

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any changes in interest rates or inflation;

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the willingness and ability of third parties to honor their contractual commitments;

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our ability to raise additional capital, as it may be affected by current conditions in the  stock market and competition for risk capital;

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our capital expenditures, as they may be affected by delays or cost overruns;

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environmental and other regulations, as the same presently exist or may later be amended;

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our ability to identify, finance and integrate any future acquisitions; and

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the volatility of our common stock price.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this report. We do not intend to update these forward looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable.

PROPERTIES

Our restaurant is located in the City of New Westminster, province of British Columbia.  In February 2013, Spud Shack received $18,840 from the landlord for tenant improvement reimbursements which has been recorded as a lease incentive. It has been amortized on a straight line basis over the lease term of 10 years. Each year’s portion of the lease incentive has been offset against the rent expense.

Spud Shack is committed until May 31, 2022 for payments totaling $372,090 for premises under lease. The minimum lease payments over the next five years are as follows:

2015	$23,550
2016	47,100
2017	47,100
2018	50,868
2019	50,868
$219,486

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our executive officers and directors, and (iii) our named executive officers as defined in Item 402(m)(2) of Regulation S-K. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (i)
Common Stock	Tim Ferguson	18,166,167 (Direct)	59.7%
Common Stock	Danny Close	12,000,000 (Direct)	39.4%
Common Stock	All Directors and Officers as a Group (1 people)	30,166,167 (Direct)	99.1%

A beneficial owners of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 31, 2014.  As of October 31, 2014, there were 30,437,540 shares of our common stock issued and outstanding.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company, we believe that our directors and executive officers have not yet complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

To our knowledge, during the fiscal year ended October 31, 2014, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name and address	Age	Position(s)
Tim Ferguson (1) Calle urique número 5, Colonia Fuentes de Bellavista, c.p. 33880 Hidalgo del Parral, Chihuahua, Mexico	51	Chief Executive Officer, President and Director
Ambrocio Lainez-Morales Calle urique número 5, Colonia Fuentes de Bellavista, c.p. 33880 Hidalgo del Parral, Chihuahua, Mexico	49	Director

(1)	Member of the audit committee

Tim Ferguson was appointed to the Board of Directors on September 3, 2014 and was appointed as Chief Executive Officer, President, and Chief Financial Officer on September 18, 2014 by a Resolution of the Board of Directors.

Ambrocio Lainez-Morales was appointed to the Board of Directors on September 3, 2014.

A description of the work experience of our directors and officers is as follows.

Mr. Timothy J. Ferguson, aged 51, has been the Owner and President of North By Northwest Ventures Inc., a private Canadian company that is an industry leader in commercial and residential landscape construction working throughout the Greater Vancouver Region and British Columbia for over 19 years.  Mr. Ferguson has 25 years of experience in landscaping, land reclamation and environmental mitigation projects.  Over this period, Mr. Ferguson has worked with major mining companies, governmental and private developers, and been closely involved in the design, estimating and operational aspects of these projects. Mr. Ferguson attended the British Columbia Institute of Technology where he became certified as a BioScience Technician.  He is also a certified horticultural technician in Canada.

Mr. Ambrocio Lainez-Morales, aged 49, is a certified Journeyman Horticultural Landscaper.  For the past 18 years, he has worked full-time for North By Northwest Ventures Inc. with Mr. Ferguson.  Mr. Lainez-Morales has served in almost every capacity in the company, beginning as a labourer, through to a site superintendent.  Currently, Mr. Lainez-Morales’ primary role in this company is Construction Superintendent, where he is responsible for ensuring projects are completed professionally and accurately.  Mr. Lainez-Morales also speaks fluent Spanish.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company intends to secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation for the two fiscal years ended October 31, 2014 and 2013 of each person who served as our principal executive officer or principal financial and accounting officer collectively, (the “Named Executive Officers”) including any other executive officer who received more than $100,000 in annual compensation from the Company. We did not award cash bonuses, stock awards, stock options or non-equity incentive plan compensation to any Named Executive Officer during the two years ended June 30, 2014 and 2013, thus these items are omitted from the table below:

Summary Compensation Table

The Company did not pay monetary compensation to our directors in 2014, however one of our directors is employed as the manager of Spud Shack for which he was compensated as recorded in the financial statements.

There is no other arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as such.

Outstanding Equity Awards at Fiscal Year-End

Our Named Executive Officer did not have any unexercised options or stock awards that have not vested outstanding at the end of our last fiscal year. Other than as noted above, we did not grant any equity awards to our Named Executive Officers or directors during 2014 or 2013.

Employment Agreements

Currently, none of our executive officers are subject to an employment agreement with the Company. Nevertheless, we do intend to enter into such agreements in the future.

Option Plan

There are no stock option plans or shares of Common Stock set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

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Any of our directors or officers;

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Any person proposed as a nominee for election as a director;

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Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

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Any of our promoters; and

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Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

Directors’ Independence

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  As Tim Ferguson is our executive officers and directors, we have determined that Tim Ferguson is not an independent director as defined under NASDAQ Rule 4200(a)(15).

The Company does not have any promoters involved with it.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is listed on the OTCQB under the symbol “MONK”. We had approximately 31 registered holders of our common stock as of April 27, 2015. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on April 27, 2015 was $1.08 per share.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

DESCRIPTION OF SECURITIES

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our charter and under the Nevada Revised Statutes (hereafter, the “NRS”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Nevada law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

We have previously entered into indemnification agreements with certain of our current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we are entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales Of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On October 20, 2014, the founding shareholders sold 100% of Spud Shack’s issued and outstanding common shares in exchange for 30,000,000 restricted common shares of Monarchy Ventures Inc.  The Company is now a wholly owned subsidiary of Monarchy.

With respect to the transaction noted above, no solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
9.01	Share Exchange Agreement dated October 12, 2014	previously filed as an exhibit to our 8-K originally filed on October 16, 2014
99.1	Financial Statements of Spud Shack for the years ended June 30, 2014 and 2013	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY VENTURES INC.
Date: April 28, 2015.	/s/ Timothy Ferguson
TIMOTHY FERGUSON